EXHIBIT 10.4
     Settlement Agreement And Release
     THIS SETTLEMENT AGREEMENT AND RELEASE (“Agreement”) is made this 4th day of February, 2008, by and among (i) Halifax Corporation of Virginia (formerly Halifax Corporation) (“Halifax”), a Virginia corporation, and (ii) INDUS Corporation, a Virginia corporation, and INDUS Secure Network Solutions, LLC, a Virginia limited liability company (collectively, “INDUS”).
     WHEREAS, a lawsuit styled Halifax Corporation v. INDUS Corporation and INDUS Secure Network Solutions, LLC, Case No. 2007-7575, is pending in the Circuit Court of the County of Fairfax (Virginia) (the “Pending Lawsuit”); and
     WHEREAS, Exhibit 1 to the Complaint in the Pending Lawsuit is a copy of the Asset Purchase Agreement (“APA”) dated June 30, 2005, by and among Halifax and INDUS; and
     WHEREAS, Exhibit 2 to the Complaint in the Pending Lawsuit is a copy of the Escrow Agreement dated June 30, 2005, by and among Halifax, INDUS Corporation, and Branch Banking and Trust Company of Virginia (“BB&T”), which Escrow Agreement establishes an “Indemnification Escrow Fund” as defined therein (the “Escrow Fund”); and
     WHEREAS, Halifax and INDUS desire to settle their claims against one another as set forth in the Pending Lawsuit; and
     WHEREAS, Halifax and INDUS desire to embody the terms of their settlement in this Agreement.
     NOW, THEREFORE, WITNESSETH
     That for and in consideration of the premises and mutual undertakings herein set forth, Halifax and INDUS agree as follows:

     1. This Agreement shall not be construed as an admission or acknowledgment of liability by anyone; such liability is expressly denied.
     2. Upon the fall execution of this Agreement, Halifax and INDUS shall deliver to BB&T a fully-executed joint written notice, direction, and release agreement in the form attached as Exhibit A (the “Joint Notice”) directing BB&T to disburse from the Escrow Fund (a) to INDUS Corporation the sum of Four Hundred Ten Thousand Dollars ($410,000.00) and (b) to Halifax the remaining balance which shall consist of Two Hundred Fifteen Thousand Dollars ($215,000) in principal plus (i) any interest earned since the date of the initial deposit with the Escrow Agent and remaining in the Escrow Fund at the time of disbursement and (ii) any remaining funds contained in the Escrow Fund and less any costs, fees or expenses due and payable to Escrow Agent.
     3. Notwithstanding the above and in accordance with the Escrow Agreement, any unpaid annual escrow fees shall be shared equally by the parties.
     4. Upon the full execution of this Agreement and disbursement from the Escrow Fund as directed by the Joint Notice, Halifax and INDUS shall cause the Pending Lawsuit to be dismissed with prejudice through securing the entry of a Dismissed Agreed Order in the form attached as Exhibit B.
     5. Halifax and INDUS shall be responsible for their respective costs, including attorneys’ and expert witness fees, incurred in the Pending Lawsuit.
     6. INDUS warrants it has not assigned or in any way conveyed to others, in whole or in part, any of its rights against Halifax, including as asserted or as could have been asserted in the Pending Lawsuit. Furthermore, INDUS warrants it is not involved in or aware of the pursuit or defense of any claims by itself or others, including the United States Government, arising from or related to (i) the APA and (ii) the Pending Lawsuit.
     7. Halifax warrants it has not assigned or in any way conveyed to others, in whole or in part, any of its rights against INDUS, including as asserted or as could have been asserted in the Pending Lawsuit. Furthermore, Halifax warrants it is not involved in or aware of the pursuit or defense of any claims by itself or others, including the United States Government, arising from or related to (i) the APA and (ii) the Pending Lawsuit.
     8. INDUS hereby releases, remises and forever discharges Halifax and all of its officers, directors, agents, servants, employees, parents, subsidiaries, predecessors, and affiliates of and from all claims, damages, suits, losses, actions, demands, judgments, awards, liabilities and causes of action of every name and nature, anywhere in the world, whether in law or equity, whether known or unknown, whether fixed or contingent, whether pending or not pending, whether liquidated or unliquidated, from the beginning of the world to the date of full execution of this Agreement, to the extent such claims, damages, suits, losses, actions, demands, judgments, awards, liabilities and causes of action arise from or relate to either or both of (i) the APA and (ii) the Pending Lawsuit.
     9. Halifax hereby releases, remises and forever discharges INDUS and all of its officers, directors, agents, servants, employees, parents, subsidiaries, predecessors, and affiliates of and from all claims, damages, suits, losses, actions, demands, judgments, awards, liabilities and causes of action of every name and nature, anywhere in the world, whether in law or equity, whether known or unknown, whether fixed or contingent, whether pending or not pending, whether liquidated or unliquidated, from the beginning of the world to the date of full execution of this Agreement, to the extent such claims, damages, suits, losses, actions, demands, judgments, awards, liabilities and causes of action arise from or relate to (i) the APA and (ii) the Pending Lawsuit.
     10. This Agreement constitutes the entire agreement between Halifax and INDUS, there being no agreement between them relating in any fashion to any matters not herein set forth.
     11. This Agreement is the product of negotiation by and among Halifax and INDUS and their respective counsel. As a result, the Agreement shall not be construed, and no presumption shall arise, based on who drafted the Agreement.
     12. If any provision of this Agreement is determined to be invalid or unenforceable by a court or other tribunal of competent jurisdiction, such provision shall be ineffective, and the remainder of this Agreement shall continue in effect and be construed as if the unenforceable provision had not been contained in this Agreement. Each provision of this Agreement shall be valid and enforceable to the fullest extent permitted by law.
     13. This Agreement shall not be modified or amended except in a writing signed by Halifax and INDUS.
     14. This Agreement shall bind and inure to the benefit of Halifax and INDUS and to their respective successors and assigns.
     15. This Agreement shall be governed by and construed in accordance with the laws of the Commonwealth of Virginia, without regard to conflict of law principles.
     16. This Agreement shall be executed in duplicate original but may be executed in counterparts, each of which is an original, and all of which comprise one agreement. One executed original Agreement shall be retained by counsel for each party.

     IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their hands on the dates indicated below.

Halifax Corporation of Virginia
By	/s/ Joseph Sciacca
Joseph Sciacca
Vice President — Finance and CFO

COMMONWEALTH OF VIRGINIA
CITY/COUNTY OF FAIRFAX, to-wit:
     Subscribed and sworn to before me this 4th day of February, 2008, by Joseph Sciacca as Vice President — Finance and Chief Financial Officer of Halifax Corporation of Virginia.

/s/ Suzanne K. Green
Notary Public

My commission expires: September 30, 2009
Notary Registration Number: 123531
[SEAL]

INDUS Corporation
By
Donald Shoff
Vice President and CFO

COMMONWEALTH OF VIRGINIA
CITY/COUNTY OF _________, to-wit:
     Subscribed and sworn to before me this _____ day of February, 2008, by Donald Shoff, Vice President and Chief Financial Officer of INDUS Corporation.

Notary Public

My commission expires: ________________

INDUS Secure Network Solutions, LLC By INDUS Corporation, Sole Member
By
Donald Shoff
Vice President and CFO

COMMONWEALTH OF VIRGINIA
CITY/COUNTY OF ________, to-wit:
     Subscribed and sworn to before me this ___ day of February, 2008, by Donald Shoff, Vice President and Chief Financial Officer of INDUS Corporation, the Sole Member of INDUS Secure Network Solutions, LLC.

Notary Public

My commission expires: ________________

VIA FAX AND OVERNIGHT DELIVERY TO:
Branch Banking and Trust Company of Virginia
ATTN: Corporate Trust Administration, Wayne Bolin
223 West Nash Street
Wilson, NC 27893
And:
Halifax Corporation
ATTN: Chief Financial Officer
5250 Cherokee Avenue
Alexandria, VA 22312
Barry Genkin, Esq.
Blank Rome LLP
One Logan Square
Philadelphia, PA 19103-6998
INDUS Corporation
Attention: Chief Financial Officer
1951 Kidwell Drive, Eighth Floor
Vienna, VA 22182
FAX 703/506-6776
Barrett E. Pope, Esq.
DurretteBradshaw PLC
600 East Main Street, Twentieth Floor
Richmond, Virginia 23219
(804)775-6911 (fax)
Matthew S. Bergman, Esq.
Dickstein Shapiro Morin & Oshinsky LLP
2101 L Street, N.W.
Washington, DC 20037
Joseph C. Schmelter, Esq.
Stephen K. Gallagher, Esq.
Venable LLP
8010 Towers Crescent Drive, Suite 300
Vienna, Virginia 22182
FAX: 703/821-8949

JOINT WRITTEN NOTICE, DIRECTION AND RELEASE AGREEMENT
     This Joint Written Notice, Direction and Release Agreement (“Agreement”) is made and entered into as of February ___, 2008 by and among INDUS Corporation, a Virginia corporation (“Depositor”), Halifax Corporation, a Virginia corporation (“Recipient”), and Branch Banking and Trust Company of Virginia, a Virginia banking corporation, as Escrow Agent (the “Escrow Agent”). Capitalized terms used herein but not defined shall have their respective meanings contained in the Escrow Agreement (as defined below).
     1. Disbursement. In accordance with Section 4 of that certain Escrow Agreement dated June 30,2005 by and among Depositor, Recipient and the Escrow Agent (the “Escrow Agreement”), Depositor and Recipient hereby provide their Joint Written Notice and direct the Escrow Agent to promptly disburse the Indemnification Escrow Fund (as defined in the Escrow Agreement and equal to $625,000 in initial principal plus (i) any interest earned thereon since the date of its deposit with the Escrow Agent and (ii) any remaining funds contained in the Escrow Fund)(the “Escrow Fund”) as follows:

EXHIBIT A
a. To INDUS Corporation, Depositor, the sum of Four Hundred Ten Thousand Dollars
($410,000.00) from the Indemnification Escrow Fund by wire transfer with the following wire instructions:

Bank Name:	M&T Bank
Acct name:	INDUS Corporation
Acct#:	9845407262
ABA#:	052000113
b. To Halifax Corporation, Recipient, the remaining balance of the Escrow Fund (after payment to Depositor of the $410,000 amount set forth above), which remaining balance shall consist of $215,000 in principal plus (i) any interest earned since the date of the initial deposit with the Escrow Agent and remaining in the Escrow Fund at the time of disbursement and (ii) any remaining funds contained in the Escrow Fund and less any costs, fees or expenses due and payable to Escrow Agent, by wire transfer in accordance with the following wire instructions:

Bank Name:	Provident Bank
Acct Name:	Halifax Corporation
Acct#:	2065310679
ABA#:	252073018
     2. Annual Escrow Fees. Notwithstanding the above and in accordance with the Escrow Agreement, any unpaid annual escrow fees shall be shared equally by the parties.
     3. Release of Escrow Agent by Depositor. For good and valuable consideration, the receipt of which is hereby acknowledged, Depositor agrees for itself, its affiliates, shareholders, members, successors and assigns, to waive, remise, release and forever discharge the Escrow Agent, its respective affiliates, successors and assigns, and their respective past, present and future directors, managers, officers, employees, trustees, shareholders, members, partners and agents (collectively, the “Escrow Parties”) from any and all actions, causes of action, demands, rights, suits, agreements, obligations or claims, whether at law or equity, or otherwise known or unknown, that Depositor and its respective affiliates, shareholders, members, successors and assigns had, have or will have against the Escrow Parties arising from or in any way related to the disbursement contemplated by Section 1 hereof, except for any action, cause of action, demand, right, suit, agreement, obligation or claim arising from Escrow Agent’s gross negligence, willful misconduct or material breach of this Agreement or the Escrow Agreement.
     4. Release of Escrow Agent by Recipient. For good and valuable consideration, the receipt of which is hereby acknowledged, Recipient hereby agrees for itself, its respective affiliates, shareholders, members, successors and assigns, to waive, remise, release and forever discharge the Escrow Parties from any and all actions, causes of action, demands, rights, suits,

EXHIBIT A
agreements, obligations or claims, whether at law or equity, or otherwise known or unknown, that Recipient and its affiliates, shareholders, members, successors and assigns had, have or will have against the Escrow Parties arising from or in any way related to the disbursement contemplated by Section 1 hereof, except for any action, cause of action, demand, right, suit, agreement, obligation or claim arising from Escrow Agent’s gross negligence, willful misconduct or material breach of this Agreement or the Escrow Agreement.
     5. Counterparts; Facsimile. This Joint Written Notice, Direction and Release Agreement may be executed simultaneously in one or more counterparts, including by facsimile, each of which shall be deemed an original, and all such counterparts shall constitute one and the same instrument
     Intending to be legally bound, this Joint Written Notice, Direction and Release has been executed by the undersigned on and as of the date first above written.

DEPOSITOR: INDUS CORPORATION
By
	Name:	Donald Shoff
	Title:	Vice President and CFO

RECIPIENT: HALIFAX CORPORATION
By
	Name:	Joseph Sciacca
	Title:	Vice President — Finance and CFO

Received and Accepted: ESCROW AGENT: BRANCH BANKING AND TRUST COMPANY OF VIRGINIA
By:
Name:
Title:

VIRGINIA:
IN THE CIRCUIT COURT OF THE COUNTY OF FAIRFAX

HALIFAX CORPORATION,	)
)
Plaintiff & Counterclaim Defendant,	)
)
v.	)	Case No. CL 2007-7575
)
INDUS CORPORATION,	)
and	)
INDUS SECURE NETWORK SOLUTIONS, LLC,	)
)
Defendants & Counterclaim Plaintiffs.	)

ORDER OF DISMISSAL WITH PREJUDICE
     This day came (i) Plaintiff/Counterclaim Defendant Halifax Corporation and (ii) Defendants/Counterclaim Plaintiffs, INDUS Corporation and INDUS Secure Network Solutions, LLC, by their respective counsel, and represented to the Court that all matters in controversy between them herein have been resolved and compromised.
     Accordingly, it is ORDERED that this action be and the same hereby is DISMISSED AS AGREED AND WITH PREJUDICE as having been fully settled, compromised and adjusted. All costs and fees are to be taxed against the parties incurring the same.
     The Clerk is directed to remove this action from the Docket and forward certified copies of this Order to all counsel of record.
     ENTERED this                      day of                                                              , 2008.

Circuit Court Judge for the County of Fairfax

Exhibit B
WE ASK FOR THIS:

Barrett E. Pope (VSB #20574)
Christine A. Williams (VSB #47074)
DurretteBradshaw PLC
600 East Main Street, 20th Floor
Richmond, Virginia 23219
(804) 775-6900 (Telephone)
(804)775-6911 (Facsimile)
Counsel for Plaintiff/Counterclaim Defendant

Stephen K. Gallagher (VSB #38085)
Michael W. Robinson (VSB #26522)
Edward O. Loughlin (VSB #70182)
Venable LLP
8010 Towers Crescent Drive, Suite 300
Vienna, Virginia 22182
(703) 760-1600 (Telephone)
(703) 821-8949 (Facsimile)
Counsel for Defendants/Counterclaim Plaintiffs